SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
               OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    September 30, 1999
                                                    _____________________


Exact Name of Registrant as
  Specified in Its Charter:    SMTEK INTERNATIONAL, INC.
                             ___________________________________


          DELAWARE                      1-8101                33-0213512
 _____________________________        ____________             _____________
State or Other Jurisdiction of        Commission            I.R.S. Employer
Incorporation or Organization        File Number          Identification No.



Address of Principal Executive Offices:     2151 Anchor Court
                                            Thousand Oaks, CA 91320
                                           _________________________

Registrant's Telephone Number, Including
 Area Code:                                    (805) 376-2595
                                             _________________________

Former Name or Former Address,
 if Changed Since Last Report:                 Not applicable
                                             _________________________




Item 5.  Other Events.

      On September 30, 1999, SMTEK International, Inc. ("the Company") filed Form 12b-25 with the Securities and Exchange Commission requesting an extension of 15 days to file its Form 10-K for the fiscal year ended July 2, 1999 ("Fiscal 1999"). The reason for this extension request is that the Company experienced unexpected turnover of personnel in its finance and accounting functions after the end of Fiscal 1999, which has caused a delay in completing the Form 10-K. The Form 12b-25 as filed with the Securities and Exchange Commission contained the following disclosure:

     The consolidated statement of operations for Fiscal 1999 has not yet been finalized. However, effective in the fourth quarter of Fiscal 1999 the registrant recorded a provision of approximately $1.8 million for federal income taxes and related accrued interest in connection with an IRS assessment related to certain years prior to Fiscal 1999. In addition, the registrant expects to record a provision for excess inventory in an amount yet to be determined. Principally because of these two factors, the registrant expects to report a net loss in the range of $2 million to $2.7 million for Fiscal 1999, compared to net income of $493,000 in the preceding fiscal year.




                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SMTEK INTERNATIONAL, INC.

   September 30, 1999                       /s/ Richard K. Vitelle
_________________________________        _________________________________
           Date                         Richard K. Vitelle
                                        Vice President -Finance
                                        (Principal Financial Officer)